UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2007 (February 16, 2007)

RENAISSANCE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33258	20-4720414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 East Sample Road, Suite 400, Pompano Beach, Florida	33064
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 784-3031

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 1, 2007, the initial public offering ("IPO") of 15,600,000 units (the "Units") of Renaissance Acquisition Corp. (the "Company") was consummated. On February 16, 2007, the Company consummated the sale of 2,340,000 units pursuant to the exercise of the over-allotment option the Company granted to the underwriters of the IPO. Each Unit consists of one share of common stock, $.0001 par value per share (the "Common Stock"), and two warrants, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The 17,940,000 Units sold in the IPO, including the 2,340,000 Units subject to the over-allotment option, were sold at an offering price of $6.00 per Unit, generating total gross proceeds of $107,640,000. Of this amount, and including the amount received in connection with the private placement of warrants, $104,147,840 (or approximately $5.81 per share) was placed in trust.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

	Exhibit 99.1	Press Release dated February 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 20, 2007	RENAISSANCE ACQUISITION CORP.

	By:	/s/ Barry W. Florescue
	Name:	Barry W. Florescue
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release